FIFTH AMENDMENT TO EMPLOYMENT AND
                            NON-COMPETITION AGREEMENT

         This Fifth Amendment is made this 16th day of July 2003, by and between GEORGE R. JENSEN, JR. ("Jensen"), and USA TECHNOLOGIES, INC., a Pennsylvania corporation ("USA").

                                   Background

         USA and Jensen entered into an Employment And Non-Competition Agreement dated November 20, 1997, a First Amendment thereto dated June 17, 1999, a Second Amendment thereto dated February 22, 2000, a Third Amendment thereto dated January 16, 2002, and a Fourth Amendment thereto dated April 15, 2002 (collectively, the "Agreement"). As more fully set forth herein, the parties desire to amend the Agreement in certain respects.

                                    Agreement

         NOW, THEREFORE, in consideration of the covenants set forth herein, and intending to be legally bound hereby, the parties agree as follows:

         1. Amendments.

         A. Subparagraph (a) of Section 1. Employment of the Agreement is hereby deleted and the following new subparagraph (a) is hereby substituted in its place:
                  (a) USA shall employ Jensen as Chairman and Chief Executive Officer commencing on the date hereof and continuing through June 30, 2005 (the "Employment Period") and Jensen hereby accepts such employment. Unless terminated by either party hereto upon at least 60-days notice prior to end of the original Employment Period ending June 30, 2005, or prior to the end of any one year extension of the Employment Period, the Employment Period shall not be terminated and shall automatically continue in full force and effect for consecutive one year periods.


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         B.  Subparagraph  (d) of Section 2.  Compensation  and  Benefits of the
Agreement is hereby deleted and the following new subparagraph (d) is hereby substituted in its place:

         (d) As a further incentive to Jensen, USA believes it is in the best interest of USA to issue to Jensen shares of Common Stock of USA
         ("Common Stock") in the event there is a USA Transaction (as defined below), all as more fully described in Section 4 hereof.


         C. The following new subparagraph (e) is hereby added to Section 2. Compensation and Benefits of the Agreement:

         (e) On the date of the execution and delivery of the Fifth Amendment, USA shall issue to Jensen 10,500,000 shares of fully vested Common Stock. Jensen acknowledges that the Common Stock has not been and will not be registered under the Act or under any state securities law, and the Common Stock can not be sold or transferred unless such Common Stock has been registered under the Act or such state securities laws, or unless USA has received an opinion of its counsel that such registration is not required. Jensen acknowledges that the issuance of the shares to him represents taxable income to him and that he (and not USA) shall be responsible for the payment of any and all income taxes attributable to the issuance of the shares to him. In addition, the certificates representing the Common Stock shall contain such legends, or restrictive legends, or stop transfer instructions, as shall be required by applicable Federal or state securities laws, or as shall be reasonably required by the Company or its transfer agent. In connection with the issuance of the shares of Common Stock to him, Jensen has executed and delivered to USA a Lock-up Agreement.


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         D. The title of Section 4. Seven  Percent  Rights.  of the Agreement is
hereby deleted and the following new title of Section 4 is hereby substituted in its place:

         SECTION 4. Common Stock Rights.

         E. The first  sentence of  subparagraph  A. of Section

4. Common Stock Rights of the Agreement is hereby deleted and the following new first sentence of subparagraph A. is hereby substituted in its place:

         A. If at any time after the date hereof there shall be a USA Transaction, USA shall issue to Jensen an aggregate of 14,000,000 shares of Common Stock (the "Rights") subject to adjustment as provided in subparagraph B of this Section 4.

         F. The first  sentence of  subparagraph  B. of Section 4. Common  Stock
         Rights.   of  the  Agreement  is  hereby   deleted  and  the  following
         substituted in its place:

         The number of shares of Common Stock to be issued to Jensen upon the occurrence of a USA Transaction shall be subject to adjustment from time to time only as set forth hereinafter: (i) in case USA shall declare a Common Stock dividend on the Common Stock, then the number of shares shall be proportionately increased as of the close of business on the date of record of said Common Stock dividend in proportion to such increase of outstanding shares of Common Stock; or (ii) if USA shall at any time subdivide its outstanding Common Stock by recapitalization, reclassification or split-up thereof, the number of shares shall be proportionately increased, and, if USA shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification, or combination thereof, the number of shares shall be proportionately decreased. Any such adjustment to the number of shares shall become effective at the close of business on the record date for such subdivision or combination.


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         G.  The   following  new  sentence  is  hereby  added  to  the  end  of subparagraph  F. of Section 4. Common Stock Rights.  of the  Agreement:
         The Rights shall be transferable under and pursuant to the last will and testament of Jensen in accordance with this subparagraph F., and the death of Jensen shall not affect the Rights, and in such event the Rights shall continue in full force and effect in accordance with this
         Section 4.

         2.  Modification.   Except  as  otherwise  specifically  set  forth  in
Paragraph 1, the Agreement shall not be amended or modified in any respect whatsoever and shall continue in full force and effect.

         3. Capitalized Terms. Except as specifically provided otherwise herein, all capitalized terms used herein shall have the meanings ascribed to them in the Agreement.

         4. Effective Time. The amendments to the Agreement made in Paragraph 1 hereof shall be effective from and after the date of the Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Fifth Amendment on the day and year first above written.


                                             /s/ George R. Jensen, Jr.
                                             ------------------------
                                             GEORGE R. JENSEN, JR.


                                             USA TECHNOLOGIES, INC.


                                             By: /s/ Stephen P. Herbert
                                                 ------------------------
                                                 Stephen P. Herbert,
                                                 President